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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of
the Securities and Exchange Act of 1934

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
MONOLITHIC SYSTEM TECHNOLOGY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person (s) Filing Proxy Statement, if other than Registrant)

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1020 Stewart Drive
Sunnyvale, CA 94085

Dear Stockholder,

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Monolithic System Technology, Inc. (the "Company"), to be held at 9:30 a.m., Pacific time, on May 15, 2003 at the Company's corporate headquarters located at 1020 Stewart Drive, Sunnyvale, California.

        The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2003 Annual Meeting of Stockholders and Proxy Statement.

        It is important that your shares be represented and voted at the meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card. A return addressed envelope is enclosed for your convenience. This will ensure your proper representation at the Annual Meeting. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely, /s/ FU-CHIEH HSU Fu-Chieh Hsu
First mailed to stockholders on or about April 17, 2003	Chairman of the Board, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

MONOLITHIC SYSTEM TECHNOLOGY, INC.
NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
To be held May 15, 2003

To the Stockholders of Monolithic System Technology, Inc.:

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Monolithic System Technology, Inc., a Delaware corporation (the "Company"), will be held May 15, 2003 at the Company's corporate headquarters located at 1020 Stewart Drive, Sunnyvale, California at 9:30 a.m. Pacific time for the following purposes:

          1.    To elect five members of the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed. The nominees are Carl E. Berg, Fu-Chieh Hsu, Paul M. Russo, Wingyu Leung and Wei Yen.

          2.    To ratify the appointment of the accounting firm of Ernst & Young LLP for the fiscal year ending December 31, 2003.

          3.    To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 25, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting. A list of such stockholders will be available for inspection at the principal office of the Company.

        All stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation, you are requested to register your vote in accordance with the instructions set forth on the enclosed proxy card. A return addressed envelope is enclosed for your convenience. Any stockholder attending the Annual Meeting may vote in person even though the stockholder has returned a proxy card previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/                        MARK VOLL

                      Mark Voll
                      Secretary

Sunnyvale, California
April 17, 2003

MONOLITHIC SYSTEM TECHNOLOGY, INC.
1020 Stewart Drive
Sunnyvale, California 94085

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monolithic System Technology, Inc., a Delaware corporation (the "Company"), of proxies, in the accompanying form, to be used at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held May 15, 2003 at the Company's corporate headquarters located at 1020 Stewart Drive, Sunnyvale, California at 9:30 a.m. Pacific Daylight time and any adjournments of the Annual Meeting.

        This Proxy Statement and the accompanying proxy card are being mailed on or about April 17, 2003 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

        Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $0.01 per share ("Common Stock"), is necessary to constitute a quorum at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on all matters. An automated system administered by the Company's transfer agent tabulates stockholder votes submitted by proxy, and an officer of the Company will tabulate votes cast in person at the Annual Meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present, but will not be counted as votes cast at the Annual Meeting with respect to any proposal.

        An affirmative vote of a plurality of the shares present or represented at the Annual Meeting and entitled to vote is required for Proposal No. 1 regarding the election of directors. An affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting is necessary for approval of Proposal No. 2 to ratify the appointment of independent auditors. To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder must either mark, sign, and date the enclosed proxy card and mail it to the Company's transfer agent or submit a proxy electronically by using the Internet and logging on to www.eproxyvote.com/mosy/ by following the instructions provided on the proxy card. All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy is properly executed or electronically submitted and is received by the Company prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If no choice has been specified, a properly completed and timely returned or electronically submitted proxy card will be voted for Proposals Nos. 1 and 2, which are described in detail elsewhere in this Proxy Statement. In addition, all properly completed and timely returned or electronically submitted proxy cards will be voted by the proxies in their discretion for any other matters properly and timely submitted for a vote at the Annual Meeting.

        The close of business on March 25, 2003 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Common Stock of the Company at the close of business on March 25, 2003 will be entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had 30,350,053 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing of this Proxy Statement, will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, electronic facsimile transmission and other electronic means, and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid to Directors, officers or employees for such solicitation. The Company has retained Wells Fargo Shareowner Services to assist in the distribution of proxies for a fee estimated to be approximately $4,000.00 plus reasonable out-of-pocket expenses.

        Copies of the Company's 2002 annual report on Form 10-K are being mailed to stockholders with this Proxy Statement. A copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by making a request through the Company's website "Investor Information" pages at www.mosys.com or by written request addressed to: Investor Relations, Monolithic System Technology, Inc., 1020 Stewart Drive, Sunnyvale, California 94085.

REVOCABILITY OF PROXIES

        You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to Monolithic System Technology, Inc., 1020 Stewart Drive, Sunnyvale, California 94085, Attention: Secretary.

BOARD OF DIRECTORS

Directors

        The Company's bylaws provide that the number of Directors is determined by resolution of the Board of Directors until changed by approval of the stockholders or a majority of the Directors. The number of Directors is currently set at five. Each Director is elected to serve until the next annual meeting of stockholders, and until the election and qualification of his or her successor or his or her earlier resignation or removal.

        The names of the Company's Directors as of March 25, 2003 and certain information about them are set forth below:

Name	Age	Position(s) with the Company
Fu-Chieh Hsu	46	Chairman of the Board, President and Chief Executive Officer
Wingyu Leung	48	Executive Vice President, Chief Technical Officer and Director
Carl E. Berg(1) (2)	65	Director
Paul M. Russo(1) (2)	60	Director
Wei Yen(1) (2)	48	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee.

        Fu-Chieh Hsu.    Dr. Hsu has served as the Company's Chairman of the Board since September 1991 and as its President and Chief Executive Officer since April 1992. Dr. Hsu also served as the Company's Chief Financial Officer from April 1992 until May 1996. Prior to joining the Company, Dr. Hsu was the President and Chairman of the Board of Myson Technology, Inc., a developer of high performance semiconductor products, from August 1990 to August 1991. From May 1985 to August 1990, Dr. Hsu served as Vice President and Chief Technology Officer of Integrated Device Technology, Inc., a developer of high performance semiconductor products and modules. Dr. Hsu holds a B.S. in electrical engineering from National Taiwan University and a M.S. and Ph.D. in electrical engineering from the University of California at Berkeley.

        Wingyu Leung.    Dr. Leung has served as the Company Executive Vice President, Engineering, and Chief Technical Officer and as a member of its Board of Directors since April 1992. Dr. Leung also served as the Company's Secretary from April 1992 until May 1996 and again from May 1997 until August 2000. Prior to joining the Company, Dr. Leung served as a technology consultant to several high technology companies, including Rambus, Inc., a developer of a high-speed chip-to-chip interface technology. Prior to that time, Dr. Leung served as a member of the technical staff of Rambus, and as a senior engineering manager at Integrated Device Technology, Inc., where he managed and participated in circuit design activities. Dr. Leung holds a B.S. in electrical engineering from the University of Maryland, a M.S. in electrical engineering from the University of Illinois, and a Ph.D. in electrical engineering and computer science from the University of California at Berkeley.

        Carl E. Berg.    Mr. Berg has served as a member of the Company's Board of Directors since September 1992. Since 1997, Mr. Berg has been the Chairman of the Board and Chief Executive Officer of Mission West Properties, Inc., a real estate investment trust. Mr. Berg has been actively engaged in the ownership, development and management of industrial real estate and in venture capital investment for over 30 years. He currently serves as a member of the Board of Directors of Mission West Properties, Inc., Valence Technology, Inc., a developer of advanced rechargeable battery technology, FOCUS

Enhancements, Inc., a developer of video scan conversion products, and Systems Integrated Research Plc, a provider of educational software. Mr. Berg holds a B.A. in business from the University of New Mexico.

        Paul M. Russo.    Paul M. Russo has served as a member of the Board of Directors since October 2002. Dr. Russo is President, Chief Executive Officer and Chairman of the Board of Silicon Optix Inc., positions he has held since June 2000. Prior to that time, Dr. Russo founded Genesis Microchip, Inc. in 1987 and served as Chief Executive Officer and Director from its inception through April 2000, and as Chairman of the Board until April 2001. Dr. Russo served as General Manager of General Electric Corporation's Microelectronics Center from October 1983 to December 1985 and as Senior Manager in their Industrial Electronics Group from 1980 to September 1983. Dr. Russo was Manager of RCA's Microsystems Research Group from 1976 to 1980 and was a member of the technical staff at RCA's David Sarnoff Research Center from 1970 to 1976. Dr. Russo holds a B.Eng. degree in Engineering Physics from McGill University and M.S. and Ph.D. degrees in Electrical Engineering and Computer Science from the University of California at Berkeley. Dr. Russo also serves on the board of directors of ATI Technologies, Inc., a semiconductor supplier of graphics, video and multimedia integrated circuits.

        Wei Yen.    Dr. Yen has served as a member of the Company's Board of Directors since August 2000. In 2000, Dr. Yen co-founded RouteFree Inc., an audio/video network company, and iKuni, an artificial intelligence company, and has served each company as its Chairman of the Board since its formation. In 1997, he co-founded ArtX Incorporated and served as its Chairman of the Board until 2000, when it was acquired by ATI Technologies. In 1995, he co-founded Navio Communications and served as its Chief Executive Officer until 1997 when it merged with Network Computers Incorporated, now Liberate Technologies. From 1988 to 1995, Dr. Yen was a Senior Vice President at Silicon Graphics, Inc., where he oversaw all five product divisions and two subsidiaries. Dr. Yen was President of Mips Technologies from 1992 to 1993. He currently serves as a director of the Acer Groups. Dr. Yen received his Ph.D. in electrical engineering from Purdue University.

Committees of the Board of Directors and Meetings

        The Company's Board of Directors has standing Audit and Compensation Committees. Carl E. Berg, Paul M. Russo and Wei Yen are the current members of both the Audit Committee and the Compensation Committee. Fu-Chieh Hsu participates in all Compensation Committee discussions and decisions regarding salaries and incentive compensation for all of our employees and consultants, except that he is excluded from discussions regarding his own salary and incentive compensation. The Company does not have a nominating committee.

        During the fiscal year ended December 31, 2002, including telephonic meetings, there were five meetings of the Board of Directors, four meetings of the Audit Committee and (four) meetings of the Compensation Committee. Every director attended at least 75% of the meetings of the Board held during the period for which he was a Director during the fiscal year ended December 31, 2002. In addition, the members of the Board of Directors and the Compensation Committee acted at times by unanimous written consent pursuant to Delaware law.

Audit Committee Report

        The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters. Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with the Audit Committee any issues they believe should be raised with us. The Audit Committee's responsibilities under the Audit Committee charter adopted by the Board of Directors effective August 15, 2000 include the selection or dismissal of the Company's independent auditors, review of the scope of the annual audits, and approval of fees to be paid to the Company's independent auditors. The Audit Committee also monitors the performance of the Company's independent auditors, and reviews the audit report on the Company's consolidated financial statements following completion of the audit and the accounting practices of the Company with respect to internal accounting and financial controls.

        During the fiscal year ended December 31, 2002, Messrs. Berg and Yen served on the Audit Committee for the entire year. Dr. Denny Ko served on the Audit Committee, until his resignation as a Director in October 2002. Dr. Russo joined the Audit Committee upon his election to fill the vacancy created by Dr. Ko's resignation. The Company believes that Messrs. Berg, Russo and Yen are independent within the meaning of the National Association of Securities Dealers, Inc.'s listing standards.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal year 2002 with management and Ernst & Young LLP ("E&Y"), the Company's independent auditors. The Committee discussed with E&Y matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). E&Y provided the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed E&Y's independence with members of that firm. The Audit Committee received written confirmations from management with respect to the non-audit services provided by E&Y and has considered whether the provision of such services is compatible with maintaining the auditor's independence. The Audit Committee has determined that the rendering of such services by E&Y is compatible with maintaining the auditors' independence.

        Based on the discussions with E&Y concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's financial statements for the fiscal year ended December 31, 2002 be included in its 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

        The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of E&Y as the Company's independent auditors for the fiscal year ending December 31, 2003. The Audit Committee of the Board of Directors:

The Audit Committee of the Board of Directors:

Carl E. Berg Paul M. Russo Wei Yen

Compensation of Directors

        In 2002, members of our Board of Directors did not receive compensation for their services as Directors. In August 2000, the Company granted options to purchase 10,000 shares of Common Stock to Mr. Berg for the years beginning in each March of 1997 through 2002 under our 1996 Stock Option Plan.

The Company granted options to purchase 10,000 shares of Common Stock in each of four consecutive years to Dr. Yen for the years beginning in each August from 2000 through 2003. All of these options vest during each year at a rate of approximately 833 shares each month.

        The Company's 2000 Employee Stock Option Plan provides that options will be granted to non-employee Directors pursuant to an automatic, nondiscretionary grant mechanism. Each non-employee director receives automatically a grant of an option to purchase 10,000 shares of Common Stock each year at an exercise price set at the fair market value of the Common Stock on the date of grant. These options vest at a rate of approximately 833 shares each month. Pursuant to this provision the Company granted options in 2002 to Mr. Berg to purchase 10,000 shares of Common Stock, which options begin vesting in March 2004, and 10,000 shares of Common Stock to Dr. Yen, which options begin vesting in August 2005. The Company granted Mr. Russo an option to purchase 40,000 shares of Common Stock when he joined the Board of Directors in October 2002. His option vests as to 10,000 shares after one year and at a rate of approximately 833 shares each month thereafter. This grant constituted Mr. Russo's annual option grants for the years 2002-2005. No additional options will be granted to non-employee Directors for service during any year in which the Director has already been granted options in a like or greater number.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following Summary Compensation Table sets forth summary information as to compensation received by our Chief Executive Officer, each of the three other most highly compensated persons who were serving as executive officers of the Company as of December 31, 2002 and one additional individual who would have been one of four other highly compensated persons if he had been employed by the Company at year end (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2002.

Long-term Compensation
Annual Compensation
Name					Securities Underlying Options
	Year	Salary($)	Bonus($)
Fu-Chieh Hsu Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	$266,167 238,000 227,231	$ $	73,979 57,040 13,000	81,691 60,000 45,000
Wingyu Leung Executive Vice President and Chief Technical Officer and Director	2002 2001 2000	221,833 198,000 188,965		65,123 57,040 13,000	67,353 50,000 40,000
Mark-Eric Jones Vice President and General Manager—Intellectual Property	2002 2001 2000	197,000 184,000 176,554		36,273 35,650 8,125	48,676 40,000 30,000
Andre Hassan General Manager—Discrete Products	2002 2001 2000	160,250 148,875 123,923		34,417 24,585 4,875	48,676 40,000 30,000
Judson Mitchell (1) Vice President, Finance & Administration, Chief Financial Officer and Secretary	2002 2001 2000	103,644 156,718 77,712		12,993 7,455 —	— 30,000 250,000

(1)
Mr. Mitchell resigned in June 2002 and was replaced by Mark Voll.

Option Grants in Last Fiscal Year

        The following table provides information regarding the grant of stock options during fiscal year 2002 to the named executive officers.

					Potential realizable value at assumed annual rates of stock price appreciation for option term (4)
	Number of securities underlying options granted (1)	% of total options granted to employees in 2002 (2)
			Exercise Price (3)	Expiration Date
					5%	10%
Fu-Chieh Hsu	60,000	3.91%	$10.65	6/14/2012	$401,864	$1,018,401
	21,691	1.41%	7.97	7/18/2012	108,722	275,522
Wingyu Leung	50,000	3.26%	10.65	6/14/2012	334,886	848,668
	17,353	1.13%	7.97	7/18/2012	86,978	220,420
Mark-Eric Jones	40,000	2.61%	10.65	6/14/2012	267,909	678,934
	8,676	0.57%	7.97	7/18/2012	43,487	110,204
Andre Hassan	40,000	2.61%	10.65	6/14/2012	267,909	678,934
	8,676	0.57%	7.97	7/18/2012	43,487	110,204
F.Judson Mitchell	—	—	—	—	—	—

(1)
Options are incentive stock options to the extent qualified and nonstatutory options otherwise. All of the options have a 10-year term and generally terminate if not exercised with 90 days following the executive's employment with the Company or the expiration date, whichever occurs earlier. Each of the named executive officers in the table other than Mr. Mitchell received an option grant under the 2000 Employee Stock Option Plan on June 14, 2002. Those options vest as to 25% of the shares subject to each option on the first anniversary of the grant date and 1/36th of the shares subject to each option vest monthly thereafter. In addition, on July 18, 2002 each of such named executive officers received additional options under the 2000 Employee Stock Option Plan as bonuses for the Company's performance as measured against certain pre-established performance goals for each officer. The bonus stock options were immediately vested as to 50% of the shares of Common Stock on the grant date. The remaining option shares vest ratably each month over the two-year period following the grant date, subject to continued service.

(2)
The percentage of total options granted is based upon options to purchase an aggregate of 1,534,396 shares of Common Stock granted during the fiscal year ended December 31, 2002 to Company employees, including the named executive officers and outside Directors.

(3)
All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the grant date. Fair market value for the two groups of option grants was equal to the closing price on the Nasdaq National Market on June 14, 2002 and July 18, 2002, respectively.

(4)
Potential realizable value has been calculated by assuming that the market price of the Common Stock appreciates 5% and 10% each year from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the SEC and are not intended to forecast future price appreciation of the Common Stock. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period and the timing of the exercise of the options. Unless the executive officer remains employed until he vests in the option shares and the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

        The following table provides information regarding the aggregate exercises of options by each of the named executive officers. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002, and the value of "in-the-money"

options, which values represent the positive spread between the exercise price of any such options and the fiscal year-end value of the Company's Common Stock.

			Number of Securities Underlying Unexercised Options At December 31, 2002		Value of in-the Money Options At December 31, 2002 (3)
	Shares acquired on exercise	Value Realized (1)
			Exercisable (2)	Unexercisable	Exercisable	Unexercisable
Fu-Chieh Hsu	10,500	$129,465	192,272	124,419	$1,598,091	$265,659
Wingyu Leung	—	—	152,984	104,369	1,243,238	224,783
Mark-Eric Jones	7,000	108,000	337,325	80,351	3,379,944	149,434
Andre Hassan	—	—	185,554	84,122	1,722,969	208,570
F. Judson Mitchell	—	—	72,083	—	271,599	—

(1)
Value based on the fair market value of Common Stock on the date of exercise less the option exercise price.

(2)
Pursuant to the option agreements for option grants made under the Company's 1996 Stock Plan, the option holders were entitled to elect to exercise all or any part of their vested and unvested options at any time. Any shares of Common Stock received by the optionee on exercise of unvested options become subject to the Company's right of repurchase pursuant to a restricted stock purchase agreement. The number of shares so obtained that are subject to the Company's right of repurchase decreases over time in accordance with the vesting schedule applicable to the unvested options exercised. Accordingly, all options granted to the named executive officers under the 1996 plan are deemed to be exercisable for the purpose of the following table, even though Messrs. Hsu, Leung, Jones and Hassan had 19,583, 17,292, 12,750, and 16,521 unvested shares, respectively, subject to repurchase at December 31, 2002.

(3)
Value based on the fair market value of Common Stock of $12.08 on December 31, 2002, less the option exercise price.

Employment Contracts, Termination of Employment and Change-in-Control Agreements

        We currently have confidentiality and invention assignment agreements in place with the named executive officers. We do not, however, have any compensatory plan or arrangement with the named executive officers that is activated upon the resignation, termination or retirement of any of these executive officers or upon a change in control of our company.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2002 regarding equity compensation plans approved by the Company's security holders. The Company does not have any equity compensation plans that have not been approved by our security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,105,000	$7.47	4,170,000	(1)

(1)
Consists of 3,917,000 shares of Common Stock available for future issuance under the 2000 Employee Stock Option Plan and 253,000 shares of Common Stock available for future issuance under the 2000 Employee Stock Purchase Plan, in each case as of December 31, 2002. In addition, the 2000 Stock Option Plan provides for an annual increase in the number of shares reserved under the plan on January 1 of each year, equal to the lesser of 500,000 shares, two percent of the Company's outstanding shares of Common Stock on such date or a lesser amount determined by the Board of Directors. The 2000 Employee Stock Purchase Plan provides for an annual increase in the number of shares reserved under the plan on January 1 of each year, equal to the lesser of 100,000 shares, one percent of the outstanding shares of Common Stock on such date or a lesser amount determined by the Board of Directors.

SHARE OWNERSHIP

        The following table sets forth certain information as of February 28, 2003, concerning the ownership of Common Stock by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current member of the Board of Directors of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing under "Executive Compensation," above and (iv) all current Directors and executive officers of the Company as a group.

        Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and includes all shares over which the beneficial owner exercises voting or investment power. Options and warrants to purchase common stock that are presently exercisable or exercisable within 60 days of February 28, 2003 and are included in the total number of shares beneficially owned for the person holding those options or warrants are considered outstanding for the purpose of calculating percentage ownership of the particular holder. The Company has relied on information supplied by its officers, Directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name (1)	Number of Shares Beneficially Owned	Shares Issuable on Exercise of Outstanding Options Within 60 days of February 28, 2002	Percent of Outstanding Shares (2)
Wasatch Advisors, Inc. 150 Social Hall Avenue, Salt Lake City, UT 84111	4,071,131	—	13.4%
1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee (3) 10050 Bandley Drive, Cupertino, CA 94014	2,304,830	—	7.6%
Granahan Investment Management 275 Wyman Street, Suite 270, Waltham, MA 02154	1,820,000	—	6.0%
Current Directors
Fu-Chieh Hsu (4)	3,515,747	205,747	11.5%
Wingyu Leung (5)	3,277,330	164,430	10.8%
Carl E. Berg (6)	190,829	60,833	*
Paul M. Russo	4,000	—	*
Wei Yen	276,147	26,147	*
Named Executive Officers who are not Directors
Mark-Eric Jones	301,881	301,881	1.0%
Andre Hassan	202,094	197,027	*
F. Judson Mitchell	72,083	72,083	*
All current directors and executive officers as a group (8 persons) (7)	7,808,028	956,065	25.0%

*
Represents holdings of less than one percent.

(1)
Unless indicated otherwise, the address of each person listed in the table is c/o Monolithic System Technology, Inc., 1020 Stewart Drive, Sunnyvale, California 94085.

(2)
The percentage of beneficial ownership is based on 30,319,813 shares of Common Stock outstanding as of February 28, 2003 and excluding all shares of Common Stock issuable upon the exercise of outstanding options other than the shares so issuable upon the exercise of options held and exercisable within 60 days of February 28, 2003 by the named person.

(3)
Clyde J. Berg is Carl E. Berg's brother, and Carl Berg's adult daughter is the sole beneficiary of this trust. These shares were shares distributed by West Coast Venture Capital Limited, L.P. ("West Coast") in connection with the liquidation of West Coast, effective June 2002. Mr. Berg disclaims beneficial ownership of all these shares.

(4)
Includes 480,000 shares of Common Stock held by Dr. Hsu as trustee for trusts established for the benefit of Dr. Hsu's children and 40,000 shares of Common Stock held directly by such children.

(5)
Includes 600,000 shares of Common Stock held by Dr. Leung as trustee of trusts established for the benefit of Dr. Leung's children.

(6)
Includes 124,998 shares held by Berg & Berg Enterprises, LLC, of which Mr. Berg is the sole manager. These shares were distributed by West Coast, effective June 2002. Mr. Berg disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in them. Also includes 4,998 shares owned by Mr. Berg's wife. Mr. Berg disclaims beneficial ownership of these shares.

(7)
Excludes shares beneficially owned by Mr. Mitchell.

PERFORMANCE GRAPH

COMPARISON OF STOCKHOLDER RETURN

        The following graph compares cumulative total stockholder return on the Company's Common Stock with that of the S&P 500 Index and the S&P Technology Sector Index. The comparison assumes that $100 was invested on June 28, 2001 (the date of the Company's initial public offering) in the Company's Common Stock, the stocks included in the S&P 500 and the stocks included in the S&P Technology Sector Index.

        The comparisons shown in the graph below are based upon historical data, and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Standard and Poor's website, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF 18-MONTH CUMULATIVE TOTAL RETURN
AMONG MONOLITHIC SYSTEM TECHNOLOGY, INC., THE S&P 500
INDEX AND THE S&P TECHNOLOGY SECTOR INDEX

	Cumulative Total Return
	6/28/2001	12/31/2001	12/31/2002
MONOLITHIC SYSTEM TECHNOLOGY, INC.	100.00	206.00	120.80
S & P 500	100.00	93.63	71.75
S & P TECHNOLOGY SECTOR	100.00	89.44	55.83

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Since January 1, 2002, the Company has not entered into any material transaction with any of its Directors, executive officers or holders of more than 5% of the Company's Common Stock, or with any persons in which Directors, executive officers or such stockholders have direct or indirect material interests.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the Company's review of Forms 3 and 4 received during 2002 and Forms 5 received with respect to fiscal year 2002, Mark Voll, the Company's Vice President, Finance and Chief Financial Officer failed to file timely a Form 3, and Paul Russo, Director, failed to report timely one non-market purchase of common stock.

REPORT ON EXECUTIVE COMPENSATION BY THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee (the "Committee") comprises three independent members of the Board of Directors. The Board of Directors has delegated to the Committee responsibility for reviewing, recommending and approving the Company's compensation policies and benefits programs. The Committee also has the principal responsibility for the administration of the Company's stock plans, including approving stock option grants to executive officers.

Compensation Philosophy

        The Company's executive compensation policy is designed to attract and retain qualified executive personnel by providing executives with a competitive total compensation package based in large part on the executive's contribution to the financial and operational success of the Company, the executive's personal performance and increases in stockholder value as measured by the Company's stock price.

Compensation Program

        The compensation package for the Company's executive officers comprises the following three components:

        Base Salary.    The Committee determines the base salary of each executive based on the executive's scope of responsibility, past accomplishments and experience and personal performance, internal comparability considerations and data regarding the prevailing compensation levels for comparable positions in relevant competing executive labor markets. The Committee may give different weight to each of these factors for each executive, as it deems appropriate. In selecting comparable companies for the purpose of setting competitive compensation for the Company's executives, the Committee considers many factors not directly associated with stock price performance, such as geographic location, annual revenue and profitability, organizational structure, development stage and market capitalization.

        Annual Incentive Compensation.    In 2002 and prior years, each of the executive officers could earn annual bonuses set at a percentage of his or her base salary on the basis of the Company's performance as measured against certain pre-established performance measures, principally revenues, and the attainment of individual objectives set for each officer, other than the Company's CEO, based upon the CEO's recommendations. The Committee established the performance objectives for the CEO. Based on performance against their objectives certain executive officers did receive bonus payments in 2002.

        Stock Options.    The Committee believes that granting stock options to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of other stockholders. The Committee determines stock option grants under the 2000 Employee Stock Option Plan to all executive officers and employees of the Company. In determining the size of stock option grants under the annual bonus program for officers, the Committee takes into account the executive's current position with and responsibilities to the Company in setting the annual target grant. The percentage of the target grant awarded to the officer depends upon the Company's performance against specified revenue, net income and intellectual property licensing revenue objectives for each half of the fiscal year. Generally, each stock option grant allows the executive to purchase shares of the Company's Common Stock at a price per share equal to the market price on the date the option is granted, but the Committee has the power to grant options at a lower price if considered appropriate under the circumstances. Each stock option grant generally becomes exercisable, or vests, in installments over time, contingent upon the executive's continued employment with the Company.

        In 2002, the Committee approved stock bonus grants under the 2000 Employee Stock Option Plan to certain executive officers based upon the Company's performance as measured against certain pre-established performance goals for each officer during the first half of 2002. Those options vest 50% immediately and the remaining 50% vests monthly over two years. The exercise price was equal to the fair market value of the Company's Common Stock on the grant date. In addition, all executive officers, including the Chief Executive Officer, were eligible to receive bonus option grants attributable to the Company's performance during the second half of fiscal 2002.

        Compensation of Chief Executive Officer.    In 2002, the compensation for Fu-Chieh Hsu, the Company's Chief Executive Officer, was comprised of the three components described above, and is reviewed annually. In setting Dr. Hsu's compensation package for fiscal year 2001, the Committee intended to provide a base salary competitive with that paid to other chief executive officers in competing executive labor markets, and to make a significant portion of the total compensation package contingent upon the financial and operational performance of the Company. During the fiscal year, the Company paid Dr. Hsu a base salary of $266,167. Dr. Hsu was awarded a total cash bonus of approximately $73,979 based primarily on the Company's achievement of financial and operational targets.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation paid to the officer exceeds $1 million during the Company's taxable year. The compensation paid to the Company's executive officers for the year ended December 31, 2002 did not exceed the $1 million limit per officer. In addition, the Company's employee stock option plans and executive incentive option grants have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Committee does not expect to take any action at this time to modify cash compensation payable to the Company's executive officers to avoid the application of Section 162(m).

The Compensation Committee of the Board of Directors: Carl E. Berg Paul M. Russo Wei Yen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees, and administers our incentive compensation and benefit plans. The Compensation Committee consists of Carl Berg, Paul M. Russo and Wei Yen. Fu-Chieh Hsu participates in all discussions and decisions regarding salaries and incentive compensation for all of our employees and consultants, but is excluded from discussions regarding his own salary and incentive compensation. During 2002, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. Neither Messrs. Berg, Russo nor Mr. Yen was an officer or employee of the Company during 2002, or at any other time.

SPECIAL NOTE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report (including reference to the independence of the Audit Committee members), the Report on Executive Compensation by the Compensation Committee and the Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes unless specifically so provided in any such filing.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        At the Annual Meeting, five Directors (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of stockholders and until a successor for such Director is elected and qualified, or until the death, resignation or removal of such Director. There are five nominees, all of whom are currently Directors of the Company.

NOMINEES

        Set forth below is information regarding the nominees for election to the Board of Directors:

Name	Position(s) with the Company	First Elected Director
Fu-Chieh Hsu	Chairman of the Board, President and Chief Executive Officer	1991
Wingyu Leung	Executive Vice President, and Chief Technical Officer and Director	1992
Carl E. Berg	Director	1992
Paul M. Russo	Director	2002
Wei Yen	Director	2000

        A plurality of the votes cast at the Annual Meeting is required to elect each nominee as a Director. Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as Directors of such nominees. Each person nominated has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.

        The Board of Directors recommends that the stockholders vote FOR the election of all of the above nominees.

PROPOSAL NO. 2:
INDEPENDENT AUDITORS

        The Audit Committee meets with Ernst & Young LLP ("E&Y") several times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by E&Y as well as the fees charged for such services. Among other things, the Committee examines the effect that performance of non-audit services may have upon the independence of the auditors.

        Audit Fees.    Audit fees consisted of professional services rendered in connection with the annual audit for the fiscal year ended December 31, 2002, and the reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q filed in 2002. Total fees charged by E&Y related to 2002 audit were $206,000.

        Financial Information Systems Design and Implementation Fees.    During the fiscal year ended December 31, 2002, the aggregate fees billed by E&Y for information technology consulting were $0.

        Other Fees.    In addition to the fees described above, aggregate fees of $188,000 were charged by E&Y during the year ended December 31, 2002 for the following professional services:

Audit-related services (a)	$105,000
Income tax compliance and related tax services	$83,000

  (a)
  Audit related fees include fees in connection with the acquisition of ATMOS Corporation and other accounting related consultations.

        The Company will consider affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting to be ratification of the appointment of E&Y. In the event the stockholders fail to ratify and approve the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified and approved, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

        Representatives of E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        PricewaterhouseCoopers, LLP ("PWC") were the Company's independent auditors for fiscal 2000. On November 12, 2001, PWC, the independent auditors previously engaged as the principal accountants to audit the financial statements of the Company, were dismissed by the Company. There were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion on the subject matter of the disagreement.

        The Board of Directors recommends that the stockholders vote FOR the proposal to ratify and approve the appointment of Ernst & Young LLP to serve as the Company's independent auditors for the year ending December 31, 2003.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        To be considered for inclusion in the Company's proxy statement relating to the 2004 Annual Meeting of Stockholders, Stockholder proposals pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 must be received no later than the date which is 120 days prior to the mailing date of this Proxy Statement, or December 19, 2003.

        For any other business to be properly submitted by a stockholder for the 2004 Annual Meeting of Stockholders, the stockholder must give timely notice in writing. To be considered timely, the stockholder's notice must be received no later than December 19, 2003 and no earlier than November 19, 2003. All stockholder proposals should be addressed to the attention of the Secretary at the principal office of the Company.

OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

        Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ FU-CHIEH HSU
Fu-Chieh Hsu Chairman of the Board, President and Chief Executive Officer
Sunnyvale, California April 17, 2003

COMPANY #
CONTROL #

There are two ways to vote your Proxy

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET—http://www.eproxy.com/mosy/—QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12 noon (CT) on May 14, 2003.

  •
  You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to MONOLITHIC SYSTEM TECHNOLOGY, c/o Shareowner Services SM, P.O. Box 64873, St. Paul, MN 55164-0873

If you vote by Internet, please do not mail your Proxy Card

- Please detach here -

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Carl Berg 02 Wing-Yu Leung 05 Wei Yen	03 Fu-Chieh Hsu 04 Paul M. Russo	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The ratification of the appointment of independent accounts Ernst & Young.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Address Change? Mark Box Indicate changes below:	☐	Mark this box if you plan to attend the annual meeting	☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

MONOLITHIC SYSTEM TECHNOLOGY

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 15, 2003
9:30 A.M. P.S.T.

Corporate Headquarters
1020 Stewart Drive
Sunnyvale, CA 94085

Monolithic System Technology 1020 Steward Drive Sunnyvale, CA 94085	proxy

This Proxy is Solicited on Behalf of the Board of Directors of Monolithic System Technology, Inc.

The undersigned, revoking any proxy previously given, hereby appoints Mr. Fu-Chieh Hsu and Mr. Mark Voll, and each of them, proxies, each with the full power of substitution, to vote the shares of the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the Annual Meeting of Stockholders of Monolithic System Technology, Inc. on May 15, 2003, and any adjournment of the Annual Meeting.

You are encouraged to specify your choice by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation. This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal. The Proxies cannot vote your shares unless you sign this card on the REVERSE SIDE before returning it.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, OR UTILIZE THE INTERNET VOTING PROCEDURE AS DESCRIBED ON THE REVERSE SIDE OF THIS FORM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

See reverse for voting instructions.

QuickLinks

MONOLITHIC SYSTEM TECHNOLOGY, INC. NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS To be held May 15, 2003
SOLICITATION AND VOTING PROCEDURES
REVOCABILITY OF PROXIES
BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SHARE OWNERSHIP
PERFORMANCE GRAPH COMPARISON OF STOCKHOLDER RETURN
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SPECIAL NOTE
PROPOSAL NO. 1: ELECTION OF DIRECTORS
NOMINEES
PROPOSAL NO. 2: INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS